     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2005

                                                     REGISTRATION NO. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                                IDEX CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   36-3555336
    (State of other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

             630 DUNDEE ROAD
         NORTHBROOK, ILLINOIS                               60062
(Address of principal executive offices)                  (Zip Code)

                      IDEX CORPORATION INCENTIVE AWARD PLAN

                            (Full title of the Plan)
                           ---------------------------

                                                   Copy to:

            Frank J. Notaro                               Christopher Leuking
             Vice President                                Latham & Watkins
General Counsel and Corporate Secretary                 Sears Tower, Suite 5800
            IDEX Corporation                              233 S. Wacker Drive
            630 Dundee Road                                Chicago, IL 60606
          Northbrook, IL 60062                              (312) 876-7700
             (847) 498-7070                              (312) 993-9767 (fax)

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed Maximum    Proposed Maximum
Title of Securities to be  Amount of Shares to  Offering Price Per  Aggregate Offering      Amount of
      Registered            be Registered (1)       Share (2)            Price (2)      Registration Fee
-------------------------  -------------------  ------------------  ------------------  ----------------
Common Stock,
par value $.01 per share
("Shares")
                               2,300,000              $40.43           $92,977,500          $10,943.45

(1) 2,300,000 shares of Common Stock, par value $.01 per share (the "Shares") issuable pursuant to the IDEX Corporation Incentive Award Plan (the "Plan"), a new employee benefit plan effective on the date it is approved by IDEX Corporation (the "Company") stockholders, being registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the amount registered hereunder includes an indeterminate number of shares of common stock that may be issued in accordance with the provisions of the Plan in connection with any anti-dilution provisions or in the event of any change in the outstanding shares of common stock, including a stock dividend or stock split.

(2) Pursuant to Rule 457 of the Securities Act, as amended, based upon the average of the high and low prices of the Company's Shares as reported on the New York Stock Exchange on March 17, 2005 ($40.43). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.     PLAN INFORMATION

            Not required to be filed with this Registration Statement.

ITEM 2.     REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

            Not required to be filed with this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company, are incorporated as of their respective dates in this Registration Statement by reference:

      A. The Company's Annual Report on Form 10-K filed on February 28, 2005 (File No. 001-10235), for the fiscal year ended December 31, 2004.

      B.    The Company's Proxy Statement, filed on February 28, 2005.

      C.    All reports filed by the Company with the Commission pursuant to
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2004.

      C. The description of the Shares contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on April 19, 1996 (File No. 001-10235), which incorporated by reference the section titled "Description of Capital Stock" contained in Amendment No. 1 to the Registrant's Registration Statement on Form S-2 as filed on September 12, 1991 (Registration No. 33-42208) and the section titled "Description of Notes - Limitation on Restricted Payments" in Amendment No. 2 to the Company's Registration Statement on Form S-1 (Registration No. 33-50220) as filed on September 15, 1992.

            All documents filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

            Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Reference is made to Section 102(b)(7) of the Delaware General Corporation law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

            Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

            The Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, as amended, provide for indemnification of officers and directors to the fullest extent permitted by applicable law.

            The Company may enter into contracts with its officers and directors requiring the Company to indemnify such persons and to advance litigation expenses to such persons to the fullest extent permitted by applicable law. Delaware law presently permits a Delaware corporation (i) to indemnify any officer or director in any third-party or governmental actions against them for expenses, judgments, fines and amounts paid in settlement and, in derivative actions, for expenses, if the indemnitee acted in good faith and in the manner he or she believed to be in or not opposed to the best interest of such corporation, and (ii) to advance expenses in any action, provided that such officer or director agrees to reimburse the corporation if it is ultimately determined that he or she was not entitled to indemnification. Such contracts may require the Company to (i) indemnify such officers and directors upon receipt of an opinion of counsel in certain cases, (ii) pay indemnity demands pending a determination of entitlement thereto, and (iii) demonstrate, in any action brought thereunder, that such officer or director was not entitled to indemnification under applicable law.

            The board of directors of the Company may authorize, by a vote of a majority of a quorum of the board of directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the Bylaws.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.     EXHIBITS

            See Exhibit Index.

ITEM 9.     UNDERTAKINGS

            A.    The undersigned Registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        b. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration

                              Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); that are incorporated by reference in this Registration Statement.

                  2. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, state of Illinois, on this 22nd day of March, 2005.

                                                IDEX CORPORATION

                                                By: /s/ Dominic A. Romeo
                                                   -----------------------------
                                                        Dominic A. Romeo
                                                        Vice President and Chief
                                                        Financial Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence D. Kingsley and Dominic A. Romeo, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

     Signature                              Title                       Date
     ---------                              -----                       ----
/s/ Lawrence D. Kingsley   President and Chief Executive          March 22, 2005
------------------------   Officer (Principal Executive Officer)
Lawrence D. Kingsley

/s/ Dominic A. Romeo       Vice President and
------------------------   Chief Financial Officer                March 22, 2005
Dominic A. Romeo           (Principal Financial Officer and
                           Principal Accounting Officer)

/s/ Dennis K. Williams     Chairman of the Board of Directors     March 22, 2005
------------------------
Dennis K. Williams

     Signature                        Title                         Date
     ---------                        -----                         ----
/s/ Bradley J. Bell                  Director                March 22, 2005
----------------------
Bradley J. Bell

/s/ Frank S. Hermance                Director                March 22, 2005
----------------------
Frank S. Hermance

/s/ Gregory B. Kennny                Director                March 22, 2005
----------------------
Gregory B. Kenny

/s/ Paul E. Raether                  Director                March 22, 2005
----------------------
Paul E. Raether

/s/ Neil A. Springer                 Director                March 22, 2005
----------------------
Neil A. Springer

/s/ Michael T. Tokarz                Director                March 22, 2005
----------------------
Michael T. Tokarz

                                  EXHIBIT INDEX

                                IDEX CORPORATION

EXHIBIT NO.          DESCRIPTION
-----------          -----------
   5.1       Opinion of Latham & Watkins      Filed herewith.

  23.1       Consent of Independent Auditors  Filed herewith.

  23.2       Consent of Latham & Watkins      Contained in opinion
                                              filed as Exhibit 5.1.

  24         Power of Attorney                Included on signature
                                              page hereto.